EXHIBIT 5.1
LEGAL OPINION OF
TROUTMAN SANDERS LLP
600 PEACHTREE STREET, N.E.
SUITE 5200
ATLANTA, GEORGIA 30308
(404) 885-3000
June 10, 2008
Home Federal Holdings Corporation
4271 Mundy Mill Road
Oakwood, Georgia 30566
     RE:     Registration of 2,900,000 Shares of Common Stock and 900,000 Warrants
Ladies and Gentlemen:
     We have acted as counsel to Home Federal Holdings Corporation (the “Company”), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”), of 2,900,000 shares (the “Shares”) of common stock, $.01 par value (the “Common Stock”) and 900,000 Warrants (the “Warrants”) of the Company.
     In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the “Commission”) on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.
     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares and the Warrants are duly authorized, and when the Shares and the Warrants are issued and delivered to investors, as described in the Registration Statement, the Shares and the Warrants will be legally and validly issued, fully paid and non-assessable.
     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus which is a part of the Registration Statement.
Very truly yours,
/s/ TROUTMAN SANDERS LLP